UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016 (May 24, 2016)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Hertz Equipment Rental Corporation (“HERC”, “our”, or “we”), a wholly-owned subsidiary of Hertz Global Holdings, Inc., (the “Company”), in connection with its separation from the Company’s rental car business, intends to provide certain debt investors with the financial and other information set forth below in this Report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.
Current Trends in Our Industry and 2016 Outlook
The growth of the North American equipment rental industry is driven by a number of factors including economic trends, non-residential construction activity, capital investment in the industrial sector, repair and overhaul spending, government spending and demand for construction and other rental equipment generally. We believe that renters have increasingly looked to the equipment rental market to manage their capital needs, with many customers relying on equipment rental to allow them to participate in their respective markets without incurring the significant acquisition cost and maintenance expense associated with owning their own equipment fleet. We believe the trends that have driven rental instead of ownership of equipment in the North American construction industry will continue in the near term. We believe that the North American equipment rental industry is expected to grow at a 5.3% compound annual growth rate between 2016 and 2019.
In particular, in 2016, we expect to benefit from the continued growth in non-oil and gas markets. In the first quarter of 2016, approximately 81% of our equipment rental revenue, excluding the impact of foreign currency, was generated in the non-upstream oil and gas markets and we believe that demand in these markets will continue to expand consistent with the growth experienced throughout 2015 and in the first quarter of 2016, which approximated 11-13% per quarter on a year-over-year basis, excluding the impact of HERC’s France and Spain operations which were sold in October 2015. In addition, as utilization improves, we expect to experience improved margins and profitability as a result of initiatives undertaken to improve our fleet mix, including increasing rentals in specialty and pro-contractor tools. Additionally, in the first quarter of 2016, we initiated a program to improve revenue from ancillary services, such as revenue generated from the pick-up and delivery of equipment, which we expect will begin to positively impact our results in the near-term.
Although our revenue growth in recent periods has been offset by the continuing weakness in major upstream oil and gas markets, as these markets begin to stabilize and account for less of a percentage of our overall revenue, we believe we will experience less of a drag on our revenue growth in 2016, and an improvement in our gross margins and profitability. Inclusive of the additional recurring costs expected to be incurred as a stand-alone public company, we currently expect our stand-alone operating results in 2016 to be generally consistent with our performance for the year ended December 31, 2015, based on our results of operations for the quarter ended March 31, 2016 and the recent trends noted above. This outlook reflects our expectations for our performance as a stand-alone public company and as a result reflects the impact of the additional recurring costs described above. Any prior year period for which HERC segment financial information is available as reported by Hertz Global Holdings, Inc., does not take into account these additional recurring costs expected to be incurred as a stand-alone company.
Our 2016 outlook described above contains forward-looking statements based on management’s estimates as of the date hereof, and our actual results of operations for fiscal 2016 may be materially different. This outlook is based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently, and could in the future, impact our industry and business. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. Accordingly, you should not place undue reliance on our 2016 outlook and it should not be viewed as a substitute for our historical financial information, including our consolidated financial statements and the related notes.

Forward-Looking Statements
HERC’s 2016 outlook set forth above contains forward-looking statements based on management’s estimates as of the date hereof, and actual results of operations for fiscal 2016 may be materially different. This outlook is based upon a number of assumptions and estimates that are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies, including those discussed under “Risk Factors” in the information statement filed as an exhibit to the registration statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) by Hertz Rental Car Holding Company, Inc. and in the Company’s filings with the SEC, including our most recent Annual Report on Form 10-K. Accordingly, you should not place undue reliance on these forward-looking statements and they should not be viewed as a substitute for our historical financial information.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  May 24, 2016